SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 6, 2001


                              SPORTSLINE.COM, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                 0-23337                                65-0470894
        (Commission File Number)            (I.R.S. Employer Identification No.)


       2200 W. Cypress Creek Road
        Fort Lauderdale, Florida                          33309
(Address of principal executive offices)                (Zip Code)


                                 (954) 351-2120
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

         In April 2000, SportsLine.com, Inc. (the "Company"), through its wholly owned subsidiary VegasInsider.com, Inc., purchased the DBC Sports division of Data Broadcasting Corporation ("DBC") in exchange for 277,152 shares of the Company's common stock (the "Consideration Shares"). Pursuant to the terms of the purchase agreement, the Company guaranteed that the Consideration Shares would have a value equal to or greater than $12.5 million on March 31, 2001 (the "Guaranteed Proceeds"). On April 6, 2001, due to the decline in the trading price of the Company's common stock, the Company fulfilled its obligation to DBC by purchasing the Consideration Shares for an amount in cash equal to the Guaranteed Proceeds. The Consideration Shares will be cancelled and retired. DBC Sports originates and sells odds and other statistical data to certain Las Vegas casinos.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SPORTSLINE.COM, INC.


Date: April 10, 2001                   By: /s/ Kenneth W. Sanders
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                                               Kenneth W. Sanders
                                               Chief Financial Officer



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